Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed and has been marked with “[***]” to indicate where omissions have been made.

NATIONAL INSTRUMENTS CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into by and between Eric Starkloff (“Executive”) and National Instruments Corporation (“Company”) is entered into as of October 28, 2019, and will become effective on February 1, 2020 (the “Effective Date”).
1.Duties and Scope of Employment.
(a)    Positions and Duties. As of the Effective Date, Executive will transition out of his current role with the Company and into the position of its President and Chief Executive Officer, based in the Company’s Austin, Texas headquarters. Executive will report to the Company’s Board of Directors (the “Board”). As of the Effective Date, Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as shall reasonably be assigned to him by the Board). The period of Executive’s employment under this Agreement is referred to herein as the “Employment Period.”
(b)    Board Membership. Upon commencement of the Employment Period (or as soon as practicable thereafter), the Board shall appoint Executive to the Board as a director, subject to any required Board approval, and Executive shall continue to serve as a director during the Employment Period subject to any required approvals from the Company’s Board, Nominating and Governance Committee, and stockholders.
(c)    Obligations. During the Employment Period, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Period, Executive agrees not to engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the Board’s prior written approval.
2.    At-Will Employment. The Parties agree that Executive’s employment with the Company will continue to be at-will employment and therefore may be terminated at any time with or without cause or notice, for any reason or no reason. However, as described in this Agreement, Executive may be entitled to severance benefits depending on the circumstances of Executive’s termination of employment with the Company. The Company requests that, in the event of Executive’s resignation, where practicable, he provide the Company with up to ninety (90) days’ advance notice. The Company may, in its discretion, accelerate the separation date during that period without altering the nature of Executive’s resignation. Any such requested notice period does not alter the at-will nature of Executive’s employment with the Company.
3.    Compensation.
(a)    Base Salary. As of the Effective Date, Executive’s annual base salary will increase to a rate of $700,000 per annum (the “Base Salary”), payable in accordance with the Company’s normal payroll practices and subject to usual required withholdings. The first and last payment of Executive’s Base Salary will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.

(b)    Annual Bonus. As of the Effective Date, Executive will remain eligible to participate in the Company Annual Incentive Program (“AIP”) with an annual target of 110% of Base Salary, with performance goals commensurate with Executive’s position, as specified by the Board or the Compensation Committee of the Board (the “Committee”), as may be applicable. The actual earned AIP bonus will be determined based on achievement of performance goals and paid no later than two and one-half (2-1/2) months following the end of the performance year. Executive will also continue to be eligible to participate in the Company’s Annual Cash Performance Bonus Program, in accordance with the terms of the program as in effect from time to time.
(c)    Restricted Stock Unit Award. Subject to the approval of the Board, on February 1, 2020, Executive will be granted 150,000 restricted stock units under the Company’s equity incentive plan (the “Initial Award”). One-half of the restricted stock units subject to the Initial Award will be scheduled to vest annually over three (3) years subject to Executive’s continued service as an employee through each vesting date. The remaining restricted stock units subject to the Initial Award will vest based on the Company’s total shareholder return performance in relation to the performance of the Russell 2000 index over a three-year period commencing January 1, 2020 and subject further to Executive’s continued employment through the vesting date. In addition, at the Company’s next equity award approval cycle, expected in April 2020, Executive will be granted additional restricted stock units under the Company’s equity incentive plan equal to the result (rounded to the nearest whole share) of $2,000,000 divided by the Company’s common stock closing price on the day immediately preceding the grant date (“Supplemental Award”). The Supplemental Award will be subject to approval of the Board and will be scheduled to vest as to one-half of the restricted stock units annually over a three-year period subject to Executive’s continued service as an employee through each vesting date. The remaining restricted stock units subject to the Supplemental Award will be scheduled to vest based on the Company total shareholder return performance relative to the Russell 2000 index over a three-year performance period commencing January 1, 2020 and subject further to Executive’s continued employment through the vesting date. Both the Initial Award and the Supplemental Award will be subject to the terms of the Company’s 2015 Equity Incentive Plan or a successor plan, as applicable, and to the standard approved form of service-based and performance-based restricted stock unit agreement thereunder (the “Equity Award Documents”) and to Executive’s continued employment through the award grant date. Executive understands and agrees that, to the extent he becomes eligible for any future equity grants, such grant would be subject to any required Board approval and subject to the relevant equity documents as then in effect at the Company.
4.    Employee Benefits. During the Employment Period, Executive and Executive’s eligible dependents will continue to be eligible to participate in Company employee benefit plans and perquisites and fringe benefit programs, including medical, dental, 401(k), company performance bonus and stock purchase plan, made available to other senior executive-level employees, as in effect from time to time.
5.    Vacation. During the Employment Period, Executive will be entitled to paid vacation in accordance with the Company’s then-current policy for other executive-level employees.
6.    Severance Benefits.
(a)    Termination Without Cause or Resignation for Good Reason. If the Company terminates Executive’s employment involuntarily without Cause (excluding any termination due to death or Disability) or Executive resigns for Good Reason, then, subject to the limitations of Sections 7 and 8 below, Executive shall be entitled to receive: (i) continuing severance pay at a rate equal to one-hundred percent (100%) of the Executive’s Base Salary, as then in effect (less applicable withholding), for a period of eighteen (18) months from the date of such termination, paid in accordance with the Company’s normal payroll practices; (ii) to the extent not already earned and accrued, a lump sum equivalent to one hundred percent (100%) of Executive’s AIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company (for avoidance of doubt in no case would Executive be entitled to more than one AIP bonus payment under the terms of this provision); (iii) accelerated vesting of Executive’s outstanding Company service-based restricted stock units that would have vested had

Executive remained employed by the Company for twelve (12) months following the termination date, and subject to any required approval by the Board; and (iv) provided Executive timely elects healthcare continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), Company reimbursement of Executive for, or direct payment of, Executive’s COBRA premiums (at the coverage level in effect immediately prior to Executive’s termination) until the earlier of eighteen (18) months following the termination date or the date Executive becomes covered under similar plans. If the Company determines, in its sole discretion, that it cannot provide the foregoing benefit related to COBRA premiums without potentially violating, or being subject to an excise tax under, applicable law, the Company will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether Executive elects COBRA and continue until the earlier of eighteen (18) months following termination or the date Executive becomes covered under similar plans.
(b)    Change in Control Benefits. Notwithstanding any contrary provision in the preceding paragraph, if a termination described in Section 6(a) occurs within the period beginning three months prior to a Change in Control and ending twelve (12) months following a Change in Control, then the Executive will be entitled to receive the same severance in Section 6(a) except the severance amount in Section 6(a)(i) will be paid in a lump-sum on the sixtieth (60th) day following the termination date. For avoidance of doubt, Executive’s equity awards will remain subject to the Change in Control vesting or other treatment as provided for under the terms of the Company’s equity plan and Executive’s equity award agreements, as applicable, notwithstanding Executive’s eligibility to receive vesting acceleration under Section 6(a)(iii) of this Agreement in the event of a termination described in Section 6(a).
(c)    Voluntary Resignation; Termination for Cause. If Executive’s employment with the Company or its Affiliates terminates (i) voluntarily by Executive (other than for Good Reason) or (ii) for Cause by the Company, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company, if applicable.
(d)    Disability; Death. If the Company terminates Executive’s employment as a result of Executive’s Disability, or Executive’s employment terminates due to Executive’s death, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements with the Company, if applicable.
(e)    Accrued Compensation. For the avoidance of any doubt, in the event of a termination of Executive’s employment with the Company or its Affiliates, Executive will be entitled to receive all accrued but unpaid base salary, any earned but unused vacation pay and reimbursement for any unreimbursed expenses, in accordance with Company policies then in effect and applicable law.
(f)    Transfer between the Company and Affiliates. For purposes of this Section 6, Executive will not be determined to have been terminated without Cause, where Executive continues to remain employed by the Company or one of its Affiliates (e.g., upon transfer from on Affiliate to another); provided, however, that the parties understand and acknowledge that any such transfer could potentially result in Executive’s ability to resign for Good Reason.
(g)    Exclusive Remedy. Severance benefits provided to the Executive pursuant to this Section 6 are in lieu of, and not in addition to, any benefits to which Executive may otherwise be entitled under any Company severance plan, policy or program.
7.    Conditions to Receipt of Severance. Any severance payments, equity acceleration, or other payments or benefits under Section 6(a) and (b) above are conditioned on Executive’s continued compliance with the Proprietary Rights Agreement (defined below), including the restrictive covenants therein, and on Executive’s signing and not revoking separation agreement and release, including a general release of claims against the Company and certain related persons and entities, in a form reasonably satisfactory to the Company (the “Release”) and such Release becoming effective in accordance with its terms (such date, the “Release Effective Date”) within sixty (60) days following your termination date (the “Release Deadline”). Severance payments or benefits shall be paid or commence, as applicable, upon the first payroll date following the Release Effective Date and such payment will include the amount of any installment that would otherwise been paid prior to such payment date. All other benefits, if any, due to Executive following a termination will be determined in accordance with the plans, policies and practices of the Company as then in effect. Notwithstanding the foregoing, to the extent required to comply with Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder (“Section 409A”), if the sixty (60) day Release period spans two (2) calendar years, the severance payments will be delayed to the first scheduled payroll date in the second year (and will include all payments that would otherwise have been made prior to such date). Severance payments will not be paid or provided until the Release becomes effective and irrevocable.
8.    Section 409A. The parties intend that this Agreement be interpreted to comply with or be exempt from Section 409A so that none of the severance payments or benefits provided hereunder will be subject to the additional tax imposed under Section 409A. For purposes of determining severance, a termination of employment shall mean not be deemed to have occurred unless the termination is also a “separation from service” within the meaning of Section 409A. If Executive is a “specified employee” within the meaning of Section 409A, then the severance and any other separation benefits payable upon a separation from service (whether under this Agreement or otherwise) that would constitute deferred compensation under Section 409A (the “Deferred Payments”), otherwise due to Executive on or within the six (6)-month period following Executive’s separation from service will accrue during such six (6)-month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s separation from service (such rule, the “Six Month Delay Rule”) or, if earlier, the date of your death. All subsequent Deferred Payments following the application of the Six Month Delay Rule, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit or, if earlier, upon the date of Executive’s death. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions that are necessary, appropriate or desirable to avoid subjecting Executive to an additional tax or income recognition under Section 409A prior to actual payment of any payments and benefits under this Agreement, as applicable. In no event will the Company reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.
9.Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s severance benefits under Section 6 will be either:
(a)    delivered in full, or
(b)    delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments; (ii) cancellation of awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G); (iii) cancellation of accelerated vesting of equity awards; or (iv) reduction of employee benefits. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Executive’s equity awards. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 9 will be made in writing by a nationally recognized accounting or valuation firm (the “Firm”) selected by the Company, whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 9, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Firm such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company will bear all costs the Firm may reasonably incur in connection with any calculations contemplated by this Section 9.
10.Definitions. The following terms referred to in this Agreement will have the following meanings:
(a)    Affiliate. “Affiliate” means Company and any other parent or subsidiary corporations of the Company, as such terms are defined in Section 424(e) of the Code.
(b)    Cause. “Cause” means the occurrence of one or more of the following: (i) Executive’s indictment for the commission of any felony or a misdemeanor involving deceit, material dishonesty or fraud, or any other such conduct by Executive that would reasonably be expected to result in material injury or reputational harm to the Company if Executive were retained in his position; (ii) Executive’s material violation of this Agreement, the Proprietary Rights Agreement, or any other material agreement with the Company, including any misappropriation or disclosure of confidential and proprietary information or trade secrets of the Company and its subsidiaries or affiliates; (iii) continued failure to substantially perform Executive’s duties with the Company (other than any such failure resulting from Executive’s Disability) after a written demand for substantial performance is delivered to Executive by the Board, which is not substantially corrected by Executive to the satisfaction of the Board within thirty (30) days of receipt of such demand; (iv) a breach by Executive of Executive’s fiduciary duties and responsibilities to the Company that would be reasonable likely to result in a material injury or effect on the Company’s business, operations, prospects or reputation; (v)  Executive’s participation in releasing financial statements known by Executive to be false or materially misleading or intentional submission of a false certification to the Securities and Exchange Commission or other governmental agency or authority;  (vi) a material violation of the Company’s Code of Ethics or other policies of the Company, as determined by the Board its sole discretion; or (vii)  failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Board to cooperate, or the destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.
(c)    Change in Control. “Change in Control” means (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) a change in the effective control of the Company which occurs on the date that a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iv) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. Notwithstanding the foregoing definition, any payment or benefit that would be considered deferred compensation subject to, and not exempt from, Section 409A, payable or to be provided upon a Change in Control shall only be paid or provided to Executive to the extent such event also qualifies as an event described in Internal Revenue Code Section 409A(a)(2)(A)(v).

(d)    Disability. “Disability” means Executive’s entitlement to benefits under Company’s long-term disability plan or if Executive does not participate in Company’s long term-disability plan, Executive’s inability, due to physical or mental incapacity, to perform Executive’s duties under this letter Agreement for a period of ninety (90) consecutive days or one-hundred twenty (120) days during any consecutive six-month period.
(e)    Good Reason. “Good Reason” means Executive’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Executive’s written consent: (i) a material diminution of Executive’s authority, duties or responsibilities relative to Executive’s authority, duties or responsibilities in effect immediately prior to such diminution; provided, however, that a reduction in the Executive’s authority, duties or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (for example, “Good Reason” does not exist if the Executive is employed by the Company with substantially the same responsibilities with respect to the Company’s business that Executive had immediately prior to the Change of Control regardless of whether Executive’s title is revised to reflect Executive’s placement within the overall corporate hierarchy or whether Executive provides services to a subsidiary, affiliate, business unit or otherwise); (ii) a material reduction by the Company in the base compensation or target bonus of the Executive as in effect immediately prior to such reduction, other than a reduction of up to 25% that is also applied to other senior executives of the Company; or (iii) the relocation of Executive to a facility or a location more than one hundred (100) miles from Executive’s then-present location. Executive’s resignation will not be deemed to be for Good Reason unless Executive has first provided the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date the Company receives such notice, and such condition has not been cured during such period.
11.Company Matters.
(a)    Proprietary Information and Inventions. Executive acknowledges and agrees that as a condition of his continued employment with the Company under this Agreement, he will be required to sign and comply with an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Proprietary Rights Agreement”), a copy of which is attached hereto as Exhibit A. Executive further acknowledges and agrees that he will continue to abide by the Company Values and Guidelines and the Company Code of Ethics, which remain in full force and effect, as well as other Company policies as in effect from time to time. In the event of any conflict between any pre-existing confidentiality, non-compete, or non-disclosure obligations and the terms of the restrictive covenants agreement set forth in the Proprietary Rights Agreement, the terms of the Proprietary Rights Agreement shall control.
(b)     Resignation on Termination. On termination of his employment, regardless of the reason thereof, Executive shall immediately (and with contemporaneous effect) resign any directorships, offices, or other positions he may hold in the Company unless otherwise agreed in writing by the Parties.
(c)    Notification of New Employer. In the event that Executive leaves the employ of the Company, Executive grants consent to notification by the Company to Executive’s new employer about his rights and obligations under this Agreement and the Proprietary Rights Agreement.
12.Arbitration. IN CONSIDERATION OF EXECUTIVE’S CONTINUED EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND EXECUTIVE’S RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO EXECUTIVE BY THE COMPANY, AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN, IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM

EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, INCLUDING ANY DISPUTES RELATED TO OR ARISING OUT OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION AS SET FORTH IN THE PROPRIETARY RIGHTS AGREEMENT, AND SUBJECT TO THE PROVISIONS THEREIN REGARDING PROTECTED ACTIVITY.
13.Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.
14.Notices. All notices, requests, demands and other communications called for under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, or sent by email directed to the party to be notified at the physical address or email address indicated for such party on the signature page to this Agreement, or at such other address or email address as such party may designate by ten (10) days’ advance written notice to the other Parties hereto. All such notices and other communications shall be deemed given upon personal delivery, three (3) days after the date of mailing, or upon sending the email.
15.Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.
16.Integration. This Agreement, together with the Proprietary Rights Agreement, any other agreements relating to proprietary rights between you and the Company, the Equity Award Agreements, the Indemnification Agreement, dated March 6, 2014, and the Company’s Employee Handbook and Code of Ethics, set forth the terms of your employment with the Company as of the Effective Date and supersede any prior representations and agreements, whether written or oral. This Agreement supersedes any prior employment agreement between you and the Company, including, but not limited, to the letter agreement entered into in connection with your promotion to President and Chief Operating Officer dated October 23, 2018.
17.Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.
18.Waiver. No party to this Agreement shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and acknowledged by the party to be charged with such waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach.
19.Governing Law. This Agreement will be governed by the laws of the State of Texas (with the exception of its conflicts of law provisions). Subject to the arbitration provisions referenced above and without limiting such provisions, the parties agree to exclusive venue in the state and federal courts in Austin, Texas.
20.Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his legal counsel, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

21.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.
22.Effect of Headings. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.
[Remainder of page is intentionally blank; Signature page follows]

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the day and year first above written.

“COMPANY”
NATIONAL INSTRUMENTS CORPORATION

By:/s/ Michael McGrath
Michael McGrath

Address:

National Instruments Corporation
11500 N Mopac Expwy
Austin, TX 78759-3504
Attn: General Counsel
“EXECUTIVE”

/s/ Eric Starkloff
Eric Starkloff

Address:

[***]

NATIONAL INSTRUMENTS CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT
SIGNATURE PAGE

Exhibit A

(Proprietary Rights Agreement)

NATIONAL INSTRUMENTS CORPORATION
AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT
As a condition of my employment with National Instruments Corporation (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, and additional consideration of $100 paid to me by Company concurrently with the execution of this Agreement, I agree to the following provisions of this At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”):
1.AT-WILL EMPLOYMENT
I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE CHAIRMAN OF THE BOARD OF DIRECTORS OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.
2.CONFIDENTIALITY
A.Definition of Company Confidential Information. I understand that “Company Confidential Information” means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By way of example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. I understand that nothing in

Proprietary Rights Agreement - 1

this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.
B.Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information. I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the President, CEO, General Counsel or the Board of Directors of the Company (as applicable). Prior to disclosure, when compelled by applicable law, I shall provide prior written notice to the President, CEO, and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that the Company retains all Confidential Information as the sole property of the Company. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment and also that nothing in this Agreement prevents me from engaging in protected activity, as described in Section 14 below.
C.Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep such proprietary information or trade secrets in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to, in writing, by such third party and the Company.
D.Third Party Information. I recognize that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and I agree to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Company.
3.OWNERSHIP
A.Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of the Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work

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rights or other intellectual property rights relating to the foregoing, except as provided in Section 3.G below (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for its sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.
B.Pre-Existing Materials. I will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including, without limitation, any inventions that qualify as an “Other Invention” as defined below in Section 3.G, (“Prior Inventions”) into any Invention or otherwise utilizing any Prior Invention in the course of my employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. I have attached hereto as Exhibit A a list describing all Prior Inventions that relate to the Company’s current or anticipated business, products, or research and development or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.
C.Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times.
E.Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.E shall continue after the termination of this Agreement.

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F.Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
G.Exception to Assignments. I UNDERSTAND THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS (AS DEFINED UNDER SECTION 3.A ABOVE) TO THE COMPANY DO NOT APPLY TO ANY INVENTION FOR WHICH NO EQUIPMENT SUPPLIES, FACILITY, OR TRADE SECRET INFORMATION OF THE COMPANY WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON MY OWN TIME (AN “OTHER INVENTION”) EXCEPT FOR THOSE OTHER INVENTIONS THAT RELATE: (A) DIRECTLY TO THE BUSINESS OF THE COMPANY; (B) TO THE COMPANY’S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT; OR (C) RESULT FROM ANY WORK I PERFORM FOR THE COMPANY. I WILL NOT INCORPORATE, OR PERMIT TO BE INCORPORATED, ANY OTHER INVENTION OWNED BY ME OR IN WHICH I HAVE AN INTEREST INTO A COMPANY PRODUCT, PROCESS OR SERVICE WITHOUT THE COMPANY’S PRIOR WRITTEN CONSENT.
I WILL ADVISE THE COMPANY PROMPTLY IN WRITING OF ANY INVENTIONS THAT I BELIEVE MEET THE ABOVE CRITERIA AND ARE NOT OTHERWISE DISCLOSED ON EXHIBIT A TO PERMIT A DETERMINATION OF OWNERSHIP BY THE COMPANY. ANY SUCH DISCLOSURE WILL BE RECEIVED IN CONFIDENCE.
4.CONFLICTING OBLIGATIONS
A.Current Obligations. I agree that during my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.
B.Prior Relationships. Without limiting Section 4.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.
5.RETURN OF COMPANY MATERIALS
A.Definition of Electronic Media Equipment and Electronic Media Systems. I understand that “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, mobile devices (including, but not limited to, smart phones, tablets, and e-readers), telephone equipment, and other

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electronic media devices. I understand that “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, applications for computers or mobile devices, and web-based services (including cloud-based information storage accounts).
B.Return of Company Property. I understand that anything that I created or worked on for the Company while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon separation from employment with the Company or upon the Company’s request at any other time, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such information, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items including, without limitation, those records maintained pursuant to Section 3.D. Notwithstanding the foregoing, I understand that I am allowed to keep a copy of the Company’s employee handbook and personnel records relating to my employment.
C.Return of Company Information on Company Electronic Media Equipment. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained in Company Electronic Media Equipment before I return the information to the Company.
D.Return of Company Information on Personal Electronic Media Equipment. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including, but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and, if I locate such information, I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.
E.No Expectation of Privacy in Company Property. I understand that I have no expectation of privacy in Company property, and I agree that any Company property is subject to inspection by Company personnel at any time with or without further notice. As to any personal Electronic Media Equipment or personal Electronic Media Systems that I have used for Company purposes, I agree that the Company, at its sole discretion, may have reasonable access, as determined by the Company in good faith, to such personal Electronic Media Equipment or personal Electronic Media Systems to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or to take such other actions necessary to protect the Company or Company property, as determined by the Company reasonably and in good faith. I also consent to an exit interview and an audit to confirm my compliance with this Section 5, and I will certify in writing that I have complied with the requirements of this Section 5.
6.TERMINATION CERTIFICATION
Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit C.

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7.NOTIFICATION OF NEW EMPLOYER
If I leave the employ of the Company, I hereby grant consent to the Company to notify my new employer about my obligations under this Agreement. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.
8.COVENANT NOT TO COMPETE AND NO SOLICITATION
A.    Covenant Not to Compete. I agree that during the course of my employment and for a period of twenty-four (24) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not, without the prior written consent of the Company: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for (except for passive ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended); (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of; or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate myself with, any business whose business, products or operations are in any respect involved in the Covered Business.  For purposes of this Agreement, “Covered Business” shall mean any business in which the Company directly competes with through the termination of my relationship with the Company, and includes, but is not limited to, the entities on the list set forth in Exhibit D (as may be amended by the Company from time to time). The foregoing covenant shall cover my activities in every part of the Territory.  For purposes of this Agreement, “Territory” shall mean: (i) all counties in the State of Texas; (ii) all other states of the United States of America in which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of my relationship with the Company; and (iii) any other countries from which the Company maintains non-trivial operations or facilities, provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the date of the termination of my relationship with the Company. Should I obtain other employment during my employment with the Company or within twenty-four (24) months immediately following the termination of my relationship with the Company, I agree to provide written notification to the Company as to the name and address of my new employer, the position that I expect to hold, and a general description of my duties and responsibilities, at least three (3) business days prior to starting such employment.
B.    No Solicitation.
(1)    Non-Solicitation of Customers. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company or for the purpose of disadvantaging the Company’s business in any way. For purposes of this Agreement, “Customer” shall mean all persons or entities that have used or inquired of the Company’s services at any time during the two-year period preceding the termination of my employment with the Company. I acknowledge and agree that the Customers did not use or inquire of the Company’s services solely as a result of my efforts, and that the efforts of other Company personnel and resources are responsible for the Company’s relationship with the Customers. I further acknowledge and agree that the identity of the Customers is not readily ascertainable or discoverable through public sources, and that the Company’s list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company.
(2)    Non-Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without

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cause, at the option either of the Company or myself, with or without notice, I will not directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee of the Company to leave their employment with the Company, nor will I contact any employee of the Company, or cause an employee of the Company to be contacted, for the purpose of leaving employment with the Company.
(3)    Non-Solicitation of Others. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor or contractor who conducted business with the Company at any time during the two-year period preceding the termination of my employment with the Company, to terminate or adversely modify any business relationship with the Company or not to proceed with, or enter into, any business relationship with the Company, nor shall I otherwise interfere with any business relationship between the Company and any such franchisee, joint venture, supplier, vendor or contractor.
C.    Acknowledgements. I acknowledge that I will derive significant value from the Company’s agreement to provide me with Company Confidential Information to enable me to optimize the performance of my duties to the Company.  I further acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use Company Confidential Information other than for the Company’s exclusive benefit and my obligations not to compete and not to solicit contained in subsections (A) and (B) above, is necessary to protect Company Confidential Information and, consequently, to preserve the value and goodwill of the Company.  I also acknowledge the time, geographic and scope limitations of my obligations under subsections (A) and (B) above are fair and reasonable in all respects, especially in light of the Company’s need to protect Company Confidential Information and the scope and nature of the Company’s business, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company or solicit its customers, employees, or others during the period and within the Territory as described above. In the event of my breach or violation of this Section 8, or good faith allegation by the Company of my breach or violation of this Section 8, the restricted periods set forth in this Section 8 shall be tolled until such breach or violation, or dispute related to an allegation by the Company that I have breached or violated this Section 8, has been duly cured or resolved, as applicable. I agree that nothing in this Section 8 shall affect my continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section Error! Reference source not found..
D.    Separate Covenants. The covenants contained in subsections (A) and (B) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory.  Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsections (A) and (B) above.  If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or part thereof), then such unenforceable covenant (or such part) shall be revised, or if revision is not permitted it shall be eliminated from this Agreement, to the extent necessary to permit the remaining covenants (or portions thereof) to be enforced.  In the event the provisions of subsections (A) and (B) above are deemed to exceed the time, geographic or scope limitations permitted by law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, then permitted by such law. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, I and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
9.CONFLICT OF INTEREST GUIDELINES
I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies, any employee handbook or manual, any code of ethics, or any other Company policies as may be in effect from time to time during my employment.

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10.REPRESENTATIONS
Without limiting my obligations under Section 3.E, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.
11.AUDIT
I acknowledge that I have no reasonable expectation of privacy in any Company Electronic Media Equipment or Company Electronic Media System. All information, data, and messages created, received, sent, or stored in Company Electronic Media Equipment or Company Electronic Media Systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment. In addition, as to any personal Electronic Media Equipment or personal Electronic Media Systems or other personal property that I have used for Company purposes, I agree that the Company may have reasonable access to such personal Electronic Media Equipment or personal Electronic Media Systems or other personal property to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or property or take such other actions that are needed to protect the Company or Company property, as determined by the Company reasonably and in good faith.
I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any Company Electronic Media Equipment or Company Electronic Media Systems. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through Company Electronic Media Equipment or Electronic Media Systems, with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, website visits, chat sessions, news group activity (including groups visited, messages read, and postings by me), and file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.
12.ARBITRATION AND EQUITABLE RELIEF
A.Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH ME, AND MY RECEIPT OF COMPENSATION, AND OTHER COMPANY BENEFITS, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT I MAY HAVE WITH THE COMPANY (INCLUDING ANY COMPANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, TRUSTEE, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”).  THE FAA’S SUBSTANTIVE

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AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. I FURTHER AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, I MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN MY INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE OR REPRESENTATIVE LAWSUIT OR PROCEEDING. I AGREE TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE TEXAS COMMISSION ON HUMAN RIGHTS ACT, CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION, AND BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. I ALSO AGREE TO ARBITRATE (EXCEPT AS PROHIBITED BY LAW) ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT I AGREE TO ARBITRATE, I HEREBY EXPRESSLY AGREE TO WAIVE, AND DO WAIVE, ANY RIGHT TO A TRIAL BY JURY. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME. I UNDERSTAND THAT NOTHING IN THIS AGREEMENT REQUIRES ME TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS THE SARBANES-OXLEY ACT. SIMILARLY, NOTHING IN THIS AGREEMENT PROHIBITS ME FROM ENGAGING IN PROTECTED ACTIVITY, AS SET FORTH BELOW.
B.Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), AS THEN IN EFFECT, WHICH ARE AVAILABLE AT https://www.jamsadr.com/rules-employment-arbitration/ AND THE COMPANY. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO ORDER DISCOVERY, DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, APPLYING THE STANDARDS SET FORTH UNDER THE TEXAS RULES OF CIVIL PROCEDURE. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I UNDERSTAND THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT I SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT I INITIATE, BUT ONLY SO MUCH OF THE FILING FEES AS I WOULD HAVE INSTEAD PAID HAD I FILED A COMPLAINT IN A COURT OF LAW. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH TEXAS LAW, INCLUDING THE TEXAS RULES OF CIVIL PROCEDURE AND THE TEXAS RULES OF EVIDENCE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL TEXAS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT-OF-LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH TEXAS LAW, TEXAS LAW SHALL TAKE PRECEDENCE. I AGREE THAT ANY ARBITRATION HEREUNDER SHALL BE CONDUCTED IN TRAVIS COUNTY, TEXAS.

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C.Remedy. EXCEPT AS PROVIDED BY THE FAA OR THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE FAA OR THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN A COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE TEXAS WORKFORCE COMMISSION, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, OR THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
D.Voluntary Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THE AGREEMENT AND HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.
13.MISCELLANEOUS
A.Governing Law; Consent to Personal Jurisdiction. With the exception of those arbitration requirements set forth in Section 12 above that are governed by the FAA, this Agreement will be governed by the laws of the State of Texas without regard to Texas’ conflicts-of-law rules that may result in the application of the laws of any jurisdiction other than Texas. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in or having jurisdiction over Travis County, Texas for any lawsuit filed against me by the Company.
B.Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to my obligations in Section 2.D. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all, or substantially all, of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For the avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.
C.Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.
D.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

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E.Severability. If a court or other body of competent jurisdiction finds, or the parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.
F.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Chairman of the Board of the Company (or a duly authorized member of the Board) and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.
H.Applicability to Past Activities. The Company and I acknowledge that I have been engaged to provide services by the Company for a period of time prior to the date of this Agreement (the “Prior Engagement Period”). Accordingly, I agree that if and to the extent that, during the Prior Engagement Period: (i) I received access to any information from or on behalf of Company that would have been Company Confidential Information if I received access to such information during the period of my employment with the Company under this Agreement; or (ii) I conceived, created, authored, invented, developed or reduced to practice any item, including any intellectual property rights with respect thereto, that would have been an Invention if conceived, created, authored, invented, developed or reduced to practice during the period of my employment with the Company under this Agreement; then any such information shall be deemed Company Confidential Information hereunder and any such item shall be deemed an Invention hereunder, and this Agreement shall apply to such information or item as if conceived, created, authored, invented, developed or reduced to practice under this Agreement.
14.PROTECTED ACTIVITY NOT PROHIBITED
I understand that nothing in this Agreement limits or prohibits me from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. I further understand that I am not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. In addition, I hereby acknowledge that the Company has provided me with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit B.

Date: 10/28/2019        /s/ Eric H. Starkloff
Signature
Eric H. Starkloff
Name of Employee (typed or printed)

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EXHIBIT A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

X No inventions or improvements
Additional Sheets Attached
Date: 10/28/2019     /s/ Eric H. Starkloff
Signature
Eric H. Starkloff
Name of Employee (typed or printed)

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EXHIBIT B
SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

“ . . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. . . . An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

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EXHIBIT C
NATIONAL INSTRUMENTS CORPORATION TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to National Instruments Corporation (the “Company”). Notwithstanding the foregoing, I understand that I may keep a copy of the Company’s employee handbook and personnel records relating to me.
I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Agreement”) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that Agreement.
I understand that pursuant to the Agreement, and subject to its protected activity exclusion, I am obligated to preserve, as confidential, all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.
I also acknowledge that under the Agreement, for twelve (12) months from this date, I will not engage in any of the activities prohibited by Section 8 of the Agreement, including competition with the Company in the “Territory” defined in Section 8.A of the Agreement, and solicitation of employees, customers, vendors, consultants, collaborators, agents, and contractors of the Company. After leaving the Company’s employment, I will be employed by _______________________________________________________________ in the position of _______________________________________________________________.

Date:
Signature

Name of Employee (typed or printed)
Address for Notifications:

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EXHIBIT D

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AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
This Amendment (“Amendment”) is made as of February 3, 2020 by and between National Instruments Corporation (“Company”), and Eric Starkloff (“Executive”). The Company and Executive may be referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement (as defined below).
WHEREAS, Executive and Company entered into that certain Executive Employment Agreement as of October 28, 2019 to become effective February 1, 2020 (the “Agreement”);
WHEREAS, pursuant to Section 3(b) of the Agreement, Executive was eligible to participate in the Company’s Annual Incentive Program (“AIP”) with an annual target of 110% of Base Salary and was to participate in the Company’s Annual Cash Performance Bonus Program (the “CPB”);
WHEREAS, subsequent to entering into the Agreement, the Board of Directors of the Company approved the Company’s Executive Incentive Program (“EIP”) to replace the AIP and CPB with respect to executive officers of the Company, including Executive; and
WHEREAS, the Parties desire to amend the terms of the Agreement to make appropriate changes to reflect the adoption of the EIP and increase Executive’s annual target thereunder in lieu of Executive’s participation in the AIP and CPB as set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Section 3(b) of the Agreement is hereby amended and restated in its entirety as follows:
“(b)    Annual Bonus. As of the Effective Date, Executive is eligible to participate in the Company Executive Incentive Program (“EIP”) with an annual target of 135% of Base Salary, with performance goals commensurate with Executive’s position, as specified by the Board or the Compensation Committee of the Board (the “Committee”) from time to time, as may be applicable. The actual earned EIP bonus will be determined based on achievement of performance goals and paid no later than two and one-half (2-1/2) months following the end of the performance year.”

2.Section 4 of the Agreement is hereby amended and restated in its entirety as follows:
“4.    Employee Benefits. During the Employment Period, Executive and Executive’s eligible dependents will continue to be eligible to participate in Company employee benefit plans and perquisites and fringe benefit programs, including medical, dental, 401(k), company stock purchase plan, made available to other senior executive-level employees, as in effect from time to time.”

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3.Each reference to “AIP” in Section 6 of the Agreement is hereby deleted and replaced with a reference to “EIP.”
4.Miscellaneous. Except as specifically modified by this Amendment, the terms of the Agreement shall remain in full force and effect. After the date hereof, any reference to the Agreement shall mean the Agreement, as amended and modified hereby. Sections 12 through 22 of the Agreement are incorporated by reference herein, mutatis mutandis, as if set forth in length herein.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the day and year first above written.

“COMPANY”
NATIONAL INSTRUMENTS CORPORATION

By:/s/ Michael McGrath
Michael McGrath
Chairman of the Board

Address:

National Instruments Corporation
11500 N Mopac Expwy
Austin, TX 78759-3504
Attn: General Counsel
“EXECUTIVE”

/s/ Eric Starkloff
Eric Starkloff

Address:

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